                                                                    Exhibit 3.42

                           ARTICLES OF INCORPORATION

                                      OF

                         CARY VILLAGE THOM McAN, INC.


     We, the undersigned natural persons of the age of eighteen years or more, do hereby associate ourselves into a business corporation under the laws of the State of North Carolina, as contained in Chapter 55 of the General Statutes of North Carolina, entitled "Business Corporation Act," and the several amendments thereto, and to that end do hereby set forth:

     1.   The name of the Corporation is CARY VILLAGE THOM McAN, INC.

     2.   The period of duration of the corporation shall be perpetual.

     3.   The purpose or purposes for which the corporation is organized are:

          To buy, sell and generally deal in shoes, hosiery, footwear, apparel and accessories.

     4. The aggregate number of shares which the corporation shall have authority to issue is 100, divided into one classes. The designation of each class, number of shares of each class, series, if any, within each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, is as follows:

                                  Number of     Par value
     Class         Series         Shares        per share

     Common        None           100           Without par value

     The preferences, limitations and relative rights in respect of the shares of each class are as follows: None.

     5. The minimum amount of consideration for its shares to be received by the corporation before it shall commence business is $1,000.00.

     6. The address of the initial registered office of the corporation (including county and city or town, and street and number, if any) is 327 Hillsboro Street, Raleigh 27602, Wake County, and the name of the initial registered agent at such address is United States Corporation Company.

     7. The number of directors of the corporation may be fixed by the by-laws, but shall not be less than three (except as permitted by N.C.G.S. 55-25).

     The number of directors constituting the initial board of directors shall be five (5), and the name and address (including street and number, if any) of each person who is to serve as a director until the first meeting of shareholders or until his successor be elected and qualified is:

     NAMES                                  ADDRESSES
     Lawrence E. McGourty          67 Millbrook St., Worcester, Mass.
     Kenneth K. Berland            3000 Westchester Ave., Harrison, NY
     Richard T. O'Connell, Jr.     3000 Westchester Ave., Harrison, NY
     Mark S. Ticotin               3000 Westchester Ave., Harrison, NY
     Arthur V. Richards            3000 Westchester Ave., Harrison, NY

     8. The name and address (including street and number, if any) of each incorporator is:

     NAMES                                  ADDRESSES
     Robert F. Gilhooley           70 Pine Street, New York, NY 10005
     Leif A. Tonnessen             70 Pine Street, New York, NY 10005
     Paul Allersmeyer              70 Pine Street, New York, NY 10005

     IN TESTIMONY WHEREOF, we have hereunto set our hands, this the 3rd day of February, A.D. 1978.

                                   /s/  Robert F. Gilhooley
                                   ----------------------------------
                                   Robert F. Gilhooley

                                   /s/  Leif A. Tonnessen
                                   ----------------------------------
                                   Leif A. Tonnessen

                                   /s/  Paul Allersmeyer
                                   ----------------------------------
                                   Paul Allersmeyer

STATE OF NEW YORK
COUNTY OF NEW YORK

     THIS IS TO CERTIFY, that on the 3rd day of February, A.D. 1978, before me, a Notary Public personally appeared Robert F. Gilhooley, Leif A. Tonnessen and Paul Allersmeyer, who I am satisfied are the persons named in and who executed the foregoing Articles of Incorporation, and I having first made known to them the contents thereof, they did each acknowledge that they signed and delivered the same as their voluntary act and deed for the uses and purposes therein expressed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, this the 3rd day of February, A.D. 1978.

                                   /s/  Ann Patalano
                                   ------------------------------------
                                   Notary Public

                            State of North Carolina
                     Department of the Secretary of State
                             ARTICLES OF AMENDMENT


Pursuant to (S) 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is:  CARY VILLAGE THOM MCAN, INC.

2.   The text of each amendment adopted is as follows:  (State below or attach)

     1.   The name of the corporation is CARY TOWN WILSONS, INC.

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

     n/a.

4.   The date of adoption of each amendment was as follows:

     February 23, 1994

5. The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

     This the 17 day of March, 1994


                                   CARY VILLAGE THOM MCAN, INC.

                                   By  /s/  Edward S. Wozniak
                                     -------------------------------
                                            Edward S. Wozniak, V.P.

                              ARTICLES OF MERGER

                                      OF

                         CAROLINA PLACE WILSONS, INC.
                        CROSS CREEK MALL WILSONS, INC.
                          EASTLAND MALL WILSONS, INC.
                          FOUR SEASONS WILSONS, INC.
                        NORTHGATE-DURHAM WILSONS, INC.
                                      AND
                          SOUTH SQUARE WILSONS, INC.

                                 WITH AND INTO

                            CARY TOWN WILSONS, INC.


     These Articles of Merger relate to the merger of CAROLINA PLACE WILSONS, INC., CROSS CREEK MALL WILSONS, INC., EASTLAND MALL WILSONS, INC., FOUR SEASONS WILSONS, INC., NORTHGATE-DURHAM WILSONS, INC. and SOUTH SQUARE WILSONS, INC., each being a North Carolina corporation (the "Terminating Corporations"), with and into CARY TOWN WILSONS, INC., a North Carolina corporation ("Cary Town").

     1.   The Plan of Merger (the "Plan") is attached hereto as Exhibit A.

     2. The Plan has been approved by the sole shareholder of each of the Terminating Corporations and Cary Town as required by the North Carolina Business Corporation Act.

     3. The corporation surviving the merger herein provided for is Cary Town, which shall continue after the merger under the name of "Wilsons Leather of North Carolina Inc."

     4. The effective time and date of these Articles of Merger and the merger herein provided for is 11:59 p.m. on August 3, 1996.

Executed on July 19, 1996

                                   CAROLINA PLACE WILSONS, INC.
                                   CROSS CREEK MALL WILSONS, INC.
                                   EASTLAND MALL WILSONS, INC.
                                   FOUR SEASONS WILSONS, INC.
                                   NORTHGATE-DURHAM WILSONS, INC.
                                   SOUTH SQUARE WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                      -----------------------------------
                                   Name:      David L. Rogers
                                   Capacity:  President of Each


                                   CARY TOWN WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                      -----------------------------------
                                   Name:      David L. Rogers
                                   Capacity:  President

                                                                       EXHIBIT A

                                PLAN OF MERGER


     CAROLINA PLACE WILSONS, INC., CROSS CREEK MALL WILSONS, INC., EASTLAND MALL WILSONS, INC., FOUR SEASONS WILSONS, INC., NORTHGATE-DURHAM WILSONS, INC. and SOUTH SQUARE WILSONS, INC., each being a North Carolina corporation (the "Terminating Corporations"), and CARY TOWN WILSONS, INC., a North Carolina corporation ("Cary Town"), shall merge into a single corporation (the "Merger") upon the following terms and conditions:

     (1) The merger of the Terminating Corporations into Cary Town (the "Merger") shall be effective at 11:59 p.m. on August 3, 1996, and Cary Town shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Cary Town shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Cary Town, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of North Carolina.

     (4) The Articles of Incorporation and By-Laws of Cary Town in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Cary Town, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of North Carolina, except that, upon the effectiveness of the Merger, Article 1 of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

     "1.  The name of the corporation is Wilsons Leather of North Carolina Inc."

     (5) The directors of Cary Town immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Cary Town immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

                              ARTICLES OF MERGER

                                      OF

                           HANES MALL WILSONS, INC.

                                 WITH AND INTO

                    WILSONS LEATHER OF NORTH CAROLINA INC.

     These Articles of Merger relate to the merger of HANES MALL WILSONS, INC., a North Carolina corporation (the "Terminating Corporation"), with and into WILSONS LEATHER OF NORTH CAROLINA INC., a North Carolina corporation ("Wilsons Leather").

     1.   The Plan of Merger (the "Plan") is attached hereto as Exhibit A.

     2. The Plan has been approved by the sole shareholder of the Terminating Corporation and Wilsons Leather as required by the North Carolina Business Corporation Act.

     3. The corporation surviving the merger herein provided for is Wilsons Leather.

     4. The effective time and date of these Articles of Merger is upon filing with the North Carolina Secretary of State.

Executed on September 11, 1996

                                   HANES MALL WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                      -----------------------------------
                                   Name:      David L. Rogers
                                   Capacity:  President

                                   WILSONS LEATHER OF NORTH
                                        CAROLINA INC.

                                   By:  /s/  David L. Rogers
                                      -----------------------------------
                                   Name:      David L. Rogers
                                   Capacity:  President

                                                                       EXHIBIT A

                                 PLAN OF MERGER


     HANES MALL WILSONS, INC., a North Carolina corporation (the "Terminating Corporation"), and WILSONS LEATHER OF NORTH CAROLINA INC., a North Carolina corporation ("Wilsons Leather"), shall merge into a single corporation upon the following terms and conditions:

     (1) The merger of the Terminating Corporation into Wilsons Leather (the "Merger") shall be effective upon filing of Articles of Merger with the North Carolina Secretary of State, and Wilsons Leather shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporation shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Wilsons Leather shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporation shall cease, and the corporate existence of Wilsons Leather, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of North Carolina.

     (4) The Articles of Incorporation and By-Laws of Wilsons Leather in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporation or Wilsons Leather, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of North Carolina.

     (5) The directors of Wilsons Leather immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Wilsons Leather immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.